As filed with the Securities and Exchange Commission on January 22, 2008
Registration No. 333-140794

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Decorize, Inc.
(Name of small business issuer in its charter)

Delaware	5020	43-1931810
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1938 East Phelps Springfield, Missouri 65802 (417) 879-3326 (Address and telephone number of principal executive offices and principal place of business)	Stephen R. Crowder President and Chief Executive Officer Decorize, Inc. 1938 East Phelps Springfield, Missouri 65802 (417) 879-3326 (Name, address and telephone number of agent for service)

Copy to:
Lance M. Hardenburg
Hallett & Perrin, P.C.
2001 Bryan Street, Suite 3900
Dallas, Texas 75201
(214) 953-0053

Approximate date of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check this box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form SB-2 (Registration No. 333-140794) is being filed for the sole purpose of re-filing Exhibits 5.1, 23.1, 23.2 and 23.3. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or to the remainder of Part II of the Registration Statement. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Part II and the Index to Exhibits of the Registration Statement.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Article 6.F of the Registrant’s Certificate of Incorporation eliminates the liability of directors of the Registrant for monetary damages for breach of fiduciary duty as a director, except in the case of (i) any breach of the director’s duty of loyalty to the Registrant, (ii) acts or omissions of the director not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of a dividend or any unlawful stock purchase or redemption, and (iv) any transaction from which the director received an improper personal benefit. Such provisions further provide that if any amendments to the Delaware General Corporation Law eliminate or further limit the liability of directors, then the liability of the Registrant’s directors shall be limited to the fullest extent permitted by Delaware law in addition to, and not in replacement of, the limitation on liability provided by Article 6.F. Paragraph 4 of Section 6.F of the Certificate of Incorporation also requires the Registrant to maintain Bylaw provisions that require mandatory indemnification of directors to the maximum extent permitted by the Delaware General Corporation Law. Section 48 of the Registrant’s Bylaws provides, generally, that directors and officers shall be indemnified by the Registrant against any liability for acting in such capacity to the fullest extent permitted under Delaware law. The Registrant also maintains a directors’ and officers’ liability insurance policy insuring directors and officers of the Registrant for covered losses as defined in the policy.

The preceding discussion of the DGCL and the Registrant’s Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by reference to the DGCL and the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by Decorize, Inc. (the “Company”) in connection with the issuance and distribution of the securities covered by this registration statement:

SEC Registration Fee	$142
Printing and Engraving	$4,100
Legal Fees and Expenses	$67,950
Accounting Fees and Expenses	$62,750

Total	$136,492

All expenses other than the SEC registration fee are estimated.

Item 26. Recent Sales of Unregistered Securities

On February 5, 2007, the Company completed a private placement of 821,429 shares of common stock pursuant to a Stock Purchase Agreement between Robert M. Allison and the Company dated the same date. In the transaction, Mr. Allison also received warrants exercisable for an aggregate of 178,571 shares of common stock at an initial exercise price of $0.70 per share. The warrants will expire on February 5, 2009. The total purchase price paid by Mr. Allison for the shares and the warrants was $287,500.

On February 5, 2007, the Company completed a private placement of 446,428 shares of common stock pursuant to a Stock Purchase Agreement between Boyd Aluminum Manufacturing Company and the Company dated the same date. In the transaction, Boyd Aluminum also received warrants exercisable for an aggregate of 297,620 shares of common stock at an initial exercise price of $0.80 per share. The warrants will expire on February 5, 2009. The total purchase price paid by Boyd Aluminum for the shares and the warrants was $250,000.

Both of the foregoing transactions were separately negotiated at arms-length by the Company’s management and the individual investors at different times, but both private placements were approved by the consent of the Company’s board of directors as of January 29, 2007. The execution of definitive agreements and the closing of the transactions occurred promptly after board approval of those sales, on February 5, 2007.

Mr. Allison initially approached the Company in December 2006 with an offer to purchase shares of common stock in a private placement transaction. Mr. Allison was already a stockholder of the Company at that time. Following negotiations between management of the Company and Mr. Allison, the parties agreed on the general terms of the sale, including the purchase price of $0.35 per share to be paid by Mr. Allison, on January 4, 2007. The price per share was based on a discount to the market price of the common stock, which had a closing price of $0.40 per share on January 3, 2007, and Mr. Allison’s agreement to purchase 821,429 shares of common stock (in addition to warrants to acquire up to 178,571 shares of common stock). The transaction was not immediately submitted for approval by the Company’s board of directors because management was attempting to resolve certain issues that were raised by AMEX with respect to the continued listing of the Company’s shares and the uncertainty of future resale registration rights because of the SEC staff’s review of a prior registration statement.

Mr. Squires, a representative of Boyd Aluminum, subsequently contacted the Company to inquire into a private purchase of common stock from the Company. Boyd Aluminum Manufacturing Corporation was not a stockholder of the Company at that time. On January 19, 2007, the Company agreed to sell 446,428 shares of common stock (in addition to warrants to acquire up to 297,620 shares of common stock) at a discount to the market price for the Company’s common stock, but the trading prices of its shares had increased significantly since early January. On January 18, 2007, the closing price for the Company’s common stock was $0.70 per share. Accordingly, the price agreed upon by the Company and Boyd Aluminum was higher ($0.56 per share) than was agreed with Mr. Allison. This transaction also remained subject to board approval, and both transactions were submitted for board approval in late January, after the Company believed that it had resolved certain matters related to its resale registration statements and listing of its shares on AMEX. Despite the differing per share prices paid by the individual investors, the Company believes that both transactions represented a fair value for the Company’s shares, given the arms-length negotiation, difference in timing, amount invested and warrant coverage for the respective investments.

On September 15, 2006, the Company entered into a Consulting Agreement with Equity Services, LLC (“Equity Services”), pursuant to which Equity Services is to provide investor relations consulting services to the Company. As a portion of the consideration to be received by Equity Services pursuant to the Consulting Agreement, the Company issued to Equity Services a warrant certificate to purchase 150,000 shares of common stock at an initial price of $0.27 per share, the then-current market price per share of common stock. The warrant certificate expires on September 15, 2011.

On May 5, 2006, the Company entered into agreements to convert an aggregate $900,000 that was owed to a principal stockholder and one of the Company’s executive officers into 3,333,000 shares of common stock. The Company issued 2,500,000 shares of common stock to Quest as payment in full of an existing convertible term note, in the original principal amount of $500,000, which was issued by the Company on December 13, 2005. The shares were issued at a price of $0.20 per share, which was the conversion price under the December 2005 promissory note. In addition, James K. Parsons, a director and the Executive Vice President of the Company, exchanged $400,000 in principal owed to him under an existing promissory note, which was last amended in August 2004, for 833,333 shares of common stock issued to him on May 5, 2006. The exchange was made in accordance with a stock exchange agreement entered into on May 5, 2006. As a result of the exchange, the outstanding principal amount of Mr. Parson’s note was reduced to $609,468, which is reflected in an amended note issued to him at the closing.

During the fiscal year ended June 30, 2006, the Company received an aggregate $1,160,629 upon the exercise of outstanding warrants held by certain of our stockholders. NEST exercised warrants for an aggregate 996,000 shares of common stock at an aggregate price of $199,200, or $0.20 per share; SRC exercised warrants for an aggregate 3,000,000 shares of common stock at an aggregate price of $600,000, or $0.20 per share; and Quest exercised warrants for an aggregate 1,807,143 shares of common stock at an aggregate price of $361,429, or $0.20 per share.

On June 15, 2005, the Company completed the private placement of 1,875,000 shares of its common stock pursuant to the terms of a Securities Purchase Agreement entered into between the Company, SRC and Quest on that same date. Under the agreement, the Company agreed to issue 1,250,000 shares to SRC and 625,000 shares to Quest. The Company also agreed to amend certain outstanding warrants held by SRC and Quest, which are exercisable for an aggregate 3,000,000 shares of common stock and 1,807,143 shares of common stock, respectively, in order to reduce the exercise price of the amended warrants to $0.20 per share and extend the period during which some of the amended warrants are exercisable. The total purchase price paid by SRC and Quest for the shares and the amended warrants was $750,000.

On May 31, 2005, the Company completed the private placement of 1,000,000 shares of common stock to NEST pursuant to the terms of a Securities Purchase Agreement entered into between the Company and Nest USA on that same date. Under the terms of the agreement, Decorize agreed to issue the shares and to amend certain outstanding warrants held by NEST, which are exercisable for an aggregate 996,000 shares of common stock, in order to reduce the exercise price of the amended warrants to $0.20 per share and extend the period during which the amended warrants are exercisable. The total purchase price for the shares and the amended warrants was $400,000.

In each of the private placements, the investors represented that they were “accredited investors” for purposes of the Securities Act, and indicated that they were acquiring the shares for investment and not with a view to distribution. The Company provided each investor with appropriate financial and operating information. Accordingly, the Company believes these offerings were made in compliance with the requirements of Rule 506 under Regulation D of the Securities Act and therefore exempt from registration under the Securities Act.

Item 27. Exhibits

Exhibit
Number	Description

3.1	Certificate of Incorporation of Decorize, Inc., State of Delaware, dated June 27, 2001. (1)
3.2	Bylaws of Decorize, Inc. (1)
4.1	Form of Decorize, Inc. Stock Certificate. (2)
4.2	Second Amended and Restated Certificate of Designation of the Series A Convertible Preferred Stock of Decorize, Inc. (3)
4.3	Employment Agreement between Decorize, Inc. and James K. Parsons dated June 15, 2001. (1)
4.4	Employment Agreement between Decorize, Inc. and John Michael Sandel dated July 31, 2001. (4)
4.5	Form of Securities Purchase Agreement.†
4.6	Securities Purchase Agreement, dated as of February 26, 2002, by and between Decorize, Inc. and Nest USA, Inc., together with all exhibits and schedules. (5)
4.7	Investment Letter and Subscription Agreement, dated May 6, 2002, between Decorize, Inc. and Fabian Garcia. (6)
4.8	Securities Purchase Agreement, dated November 18, 2002, between Decorize, Inc. and Quest Capital Alliance, L.L.C. (7)
4.9	Form of Securities Purchase Agreement, dated December 2, 2002. (7)
4.10	Stock Purchase Agreement, dated as of December 9, 2003, by and between James K. Parsons, each of the purchasers listed thereon, and Decorize, Inc. (8)
4.11	Amended and Restated Promissory Note dated December 10, 2003, issued by Decorize, Inc. in the name of James K. Parsons. (9)
4.12	Subordinated Security Agreement dated as of December 10, 2003, between Decorize, Inc. and James K. Parsons. (9)
4.13	Stock Purchase Agreement dated as of January 16, 2004, between Decorize, Inc. and James K. Parsons. (10)
4.14	Stock Purchase Agreement dated as of January 16, 2004, among Decorize, Inc., John Michael Sandel and Kitty Sandel. (10)
4.15	Stock Exchange Agreement dated as of January 21, 2004, between Decorize, Inc. and Nest USA, Inc.(10)
4.16	Registration Rights Agreement dated as of January 21, 2004, between Decorize, Inc. and Nest USA, Inc. (10)
4.17	Second Amended and Restated Promissory Note dated January 21, 2004, issued by Decorize, Inc. in the name of Nest USA, Inc. (10)
4.18	Stock Purchase Agreement dated as of January 30, 2004, between Decorize, Inc. and Jon T. Baker.(10)
4.19	Subordinated Promissory Note dated as of January 30, 2004, made by Decorize, Inc. in favor of Jon T. Baker. (10)
4.20	Securities Purchase Agreement dated as of February 13, 2004, among Decorize, Inc., SRC Holdings Corporation and Quest Capital Alliance, L.L.C. (10)
4.21	Registration Rights Agreement dated as of February 13, 2004, among Decorize, Inc., SRC Holdings Corporation and Quest Capital Alliance, L.L.C. (10)
4.22	Voting Agreement and related Proxy, dated February 13, 2004, by and between SRC Holdings Corporation and James K. Parsons. (10)
4.23	Letter agreement dated April 29, 2004, by and between Decorize, Inc. and SRC Holdings Corporation.(11)
4.24	Warrant Certificate dated as of May 2, 2005, for the purchase of 120,000 shares of Common Stock, issued in the name of Blodnick Gordon Fletcher & Sibell, P.C. (12)
4.25	Securities Purchase Agreement dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.(13)
4.26	Registration Rights Agreement, dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.(13)
4.27	Registration Rights Agreement dated as of May 31, 2005, between Decorize, Inc., SRC Holdings Corporation and Quest Capital Alliance, L.L.C. (3)

4.28	Securities Purchase Agreement dated as of June 15, 2005, by and among Decorize, Inc., SRC Holdings Corporation and Quest Capital Alliance, L.L.C. (3)
4.29	Warrant Certificate, dated September 15, 2006, for the purchase of 150,000 shares of Common Stock issued to Equity Services, LLC. †
4.30	Stock Purchase Agreement, dated as of February 5, 2007, by and between Decorize, Inc. and Robert M. Allison. (14)
4.31	Stock Purchase Agreement, dated as of February 5, 2007, by and between Decorize, Inc. and Boyd Aluminum Manufacturing Company, a Missouri corporation. (14)
5.1	Opinion of Hallett & Perrin, P.C. *
10.1	Promissory Note dated June 15, 2001 between Decorize, Inc. and Jon T. Baker. (1)
10.2	Promissory Note dated June 15, 2001 between Decorize, Inc. and James K. Parsons. (1)
10.3	Decorize, Inc. 1999 Stock Option Plan. (15)
10.4	Form of Employee Incentive Stock Option Notice and Agreement. (15)
10.5	Master Purchase and Sale Agreement between Decorize, Inc. and Bibby Financial Services (Midwest) Inc. dated March 31, 2006. (16)
10.6	Commercial Security Agreement dated May 5, 2006, by and between Decorize, Inc. and Quest Commercial Finance, L.L.C. (17)
10.7	Revolving Line of Credit Promissory Note in the Principal Amount of up to $750,000, issued to Quest Commercial Finance, L.L.C. on May 5, 2006. (17)
10.8	Third Amended and Restated Promissory Note, issued by Decorize, Inc. to James K. Parsons on May 5, 2006. (17)
10.9	Stock Exchange Agreement, dated May 5, 2006, by and between Decorize, Inc. and James K. Parsons.(17)
10.10	Stock Exchange Agreement, dated May 5, 2006, by and between Decorize, Inc. and Quest Capital Alliance II, L.L.C. (17)
10.11	Credit Agreement, dated October 19, 2007, between Guaranty Bank, Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc.(18)
10.12	Revolving Promissory Note, dated October 19, 2007, issued by Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc., to the order of Guaranty Bank in the principal amount of $3,000,000. (18)
10.13	Security Agreement, dated October 19, 2007, among Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc. for the benefit of Guarany Bank. (18)
10.14	Guaranty Agreement, dated October 19, 2007, among WestWay Enterprises, Ltd. and P.T. Niaga Merapi for the benefit of Guaranty Bank.(18)
21.1	Subsidiaries of the Registrant. †
23.1	Consent of BKD, LLP. *
23.2	Consent of Hallett & Perrin, P.C. (included in Exhibit 5.1 hereto)
23.3	Acknowledgement of Independent Registered Public Accounting Firm.*
24.1	Power of Attorney. †

(1)	Incorporated by reference to the exhibits to the Annual Report on Form 10-KSB filed by Decorize, Inc. on September 28, 2001.
(2)	Filed previously as an exhibit to the Annual Report on Form 10-KSB filed by Decorize, Inc. on September 28, 2001.
(3)	Filed previously as an exhibit to the Current Report on Form 8-K filed by Decorize, Inc. on June 21, 2005.
(4)	Incorporated by reference to the exhibits to the Current Report on Form 8-K filed by Decorize, Inc. on August 15, 2001.
(5)	Incorporated by reference to the exhibits to the Current Report on Form 8-K filed by Decorize, Inc. on March 19, 2002.
(6)	Incorporated by reference to the exhibits to the Annual Report on Form 10-K filed by Decorize, Inc. on October 2, 2002.
(7)	Incorporated by reference to the exhibits to the Current Report on Form 8-K filed by Decorize, Inc. on December 6, 2002.
(8)	Filed previously as an exhibit to the Registration Statement on Form S-3 (File No. 333-113356) field by Decorize, Inc. on March 5, 2004.

(9)	Filed previously as an exhibit to the Quarterly Report on Form 10-QSB filed by Decorize, Inc. on February 17, 2004.
(10)	Filed previously as an exhibit to the Current Report on Form 8-K filed by Decorize, Inc. on February 17, 2004.
(11)	Filed previously as an exhibit to the Quarterly Report on Form 10-QSB filed by Decorize, Inc. on May 14, 2004.
(12)	Filed previously as an exhibit to the Registration Statement on Form S-3 (File No. 333-127070) on July 29, 2005.
(13)	Filed previously as an exhibit to the Current Report on Form 8-K filed by Decorize, Inc. on June 6, 2005.
(14)	Filed previously as an exhibit to the Current Report on Form 8-K filed by Decorize, Inc. on February 8, 2007.
(15)	Incorporated by reference to the exhibits to the Registration Statement on Form SB-2 filed by Guidelocator.com on September 29, 1999 (File no. 000-88083).
(16)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Decorize, Inc. on April 6, 2006.
(17)	Incorporated by reference to the exhibits filed with the Current Report on Form 8-K filed by Decorize, Inc. on May 11, 2006.
(18)	Incorporated by reference to the exhibits filed with the Current Report on Form 8-K filed by Decorize, Inc. on October 24, 2007.
†	Filed previously.
*	Filed herewith.

Item 28. Undertakings

The Registrant hereby undertakes that it will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any factors or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. For the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

5. For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Springfield, State of Missouri, on January 22, 2008.

DECORIZE, INC.

By:	/s/ Steve Crowder
Steve Crowder
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

	Signature	Title	Date

	/s/ Steve Crowder	President, Chief Executive Officer and	January 22, 2008
	Steve Crowder	Director (Principal Executive Officer)

	*	Interim Vice President of Finance	January 22, 2008
	Billie J. Montle	and Corporate Controller (Principal Financial Officer and Controller)

	*	Executive Vice President	January 22, 2008
James K. Parsons

	*	Vice President	January 22, 2008
J. Michael Sandel

	*	Director	January 22, 2008
Richard B. Chalker

	*	Director	January 22, 2008
Steven W. Fox

	*	Director	January 22, 2008
Marwan M. Atalla

*By:	/s/ Steve Crowder
Steve Crowder
as Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Certificate of Incorporation of Decorize, Inc., State of Delaware, dated June 27, 2001. (1)
3.2	Bylaws of Decorize, Inc. (1)
4.1	Form of Decorize, Inc. Stock Certificate. (2)
4.2	Second Amended and Restated Certificate of Designation of the Series A Convertible Preferred Stock of Decorize, Inc. (3)
4.3	Employment Agreement between Decorize, Inc. and James K. Parsons dated June 15, 2001. (1)
4.4	Employment Agreement between Decorize, Inc. and John Michael Sandel dated July 31, 2001. (4)
4.5	Form of Securities Purchase Agreement.†
4.6	Securities Purchase Agreement, dated as of February 26, 2002, by and between Decorize, Inc. and Nest USA, Inc., together with all exhibits and schedules. (5)
4.7	Investment Letter and Subscription Agreement, dated May 6, 2002, between Decorize, Inc. and Fabian Garcia. (6)
4.8	Securities Purchase Agreement, dated November 18, 2002, between Decorize, Inc. and Quest Capital Alliance, L.L.C. (7)
4.9	Form of Securities Purchase Agreement, dated December 2, 2002. (7)
4.10	Stock Purchase Agreement, dated as of December 9, 2003, by and between James K. Parsons, each of the purchasers listed thereon, and Decorize, Inc. (8)
4.11	Amended and Restated Promissory Note dated December 10, 2003, issued by Decorize, Inc. in the name of James K. Parsons. (9)
4.12	Subordinated Security Agreement dated as of December 10, 2003, between Decorize, Inc. and James K. Parsons. (9)
4.13	Stock Purchase Agreement dated as of January 16, 2004, between Decorize, Inc. and James K. Parsons. (10)
4.14	Stock Purchase Agreement dated as of January 16, 2004, among Decorize, Inc., John Michael Sandel and Kitty Sandel. (10)
4.15	Stock Exchange Agreement dated as of January 21, 2004, between Decorize, Inc. and Nest USA, Inc.(10)
4.16	Registration Rights Agreement dated as of January 21, 2004, between Decorize, Inc. and Nest USA, Inc. (10)
4.17	Second Amended and Restated Promissory Note dated January 21, 2004, issued by Decorize, Inc. in the name of Nest USA, Inc. (10)
4.18	Stock Purchase Agreement dated as of January 30, 2004, between Decorize, Inc. and Jon T. Baker.(10)
4.19	Subordinated Promissory Note dated as of January 30, 2004, made by Decorize, Inc. in favor of Jon T. Baker. (10)
4.20	Securities Purchase Agreement dated as of February 13, 2004, among Decorize, Inc., SRC Holdings Corporation and Quest Capital Alliance, L.L.C. (10)
4.21	Registration Rights Agreement dated as of February 13, 2004, among Decorize, Inc., SRC Holdings Corporation and Quest Capital Alliance, L.L.C. (10)
4.22	Voting Agreement and related Proxy, dated February 13, 2004, by and between SRC Holdings Corporation and James K. Parsons. (10)
4.23	Letter agreement dated April 29, 2004, by and between Decorize, Inc. and SRC Holdings Corporation.(11)
4.24	Warrant Certificate dated as of May 2, 2005, for the purchase of 120,000 shares of Common Stock, issued in the name of Blodnick Gordon Fletcher & Sibell, P.C. (12)
4.25	Securities Purchase Agreement dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.(13)
4.26	Registration Rights Agreement, dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.(13)
4.27	Registration Rights Agreement dated as of May 31, 2005, between Decorize, Inc., SRC Holdings Corporation and Quest Capital Alliance, L.L.C. (3)

4.28	Securities Purchase Agreement dated as of June 15, 2005, by and among Decorize, Inc., SRC Holdings Corporation and Quest Capital Alliance, L.L.C. (3)
4.29	Warrant Certificate, dated September 15, 2006, for the purchase of 150,000 shares of Common Stock issued to Equity Services, LLC. †
4.30	Stock Purchase Agreement, dated as of February 5, 2007, by and between Decorize, Inc. and Robert M. Allison. (14)
4.31	Stock Purchase Agreement, dated as of February 5, 2007, by and between Decorize, Inc. and Boyd Aluminum Manufacturing Company, a Missouri corporation. (14)
5.1	Opinion of Hallett & Perrin, P.C. *
10.1	Promissory Note dated June 15, 2001 between Decorize, Inc. and Jon T. Baker. (1)
10.2	Promissory Note dated June 15, 2001 between Decorize, Inc. and James K. Parsons. (1)
10.3	Decorize, Inc. 1999 Stock Option Plan. (15)
10.4	Form of Employee Incentive Stock Option Notice and Agreement. (15)
10.5	Master Purchase and Sale Agreement between Decorize, Inc. and Bibby Financial Services (Midwest) Inc. dated March 31, 2006. (16)
10.6	Commercial Security Agreement dated May 5, 2006, by and between Decorize, Inc. and Quest Commercial Finance, L.L.C. (17)
10.7	Revolving Line of Credit Promissory Note in the Principal Amount of up to $750,000, issued to Quest Commercial Finance, L.L.C. on May 5, 2006. (17)
10.8	Third Amended and Restated Promissory Note, issued by Decorize, Inc. to James K. Parsons on May 5, 2006. (17)
10.9	Stock Exchange Agreement, dated May 5, 2006, by and between Decorize, Inc. and James K. Parsons.(17)
10.10	Stock Exchange Agreement, dated May 5, 2006, by and between Decorize, Inc. and Quest Capital Alliance II, L.L.C. (17)
10.11	Credit Agreement, dated October 19, 2007, between Guaranty Bank, Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc.(18)
10.12	Revolving Promissory Note, dated October 19, 2007, issued by Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc., to the order of Guaranty Bank in the principal amount of $3,000,000. (18)
10.13	Security Agreement, dated October 19, 2007, among Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc. for the benefit of Guarany Bank. (18)
10.14	Guaranty Agreement, dated October 19, 2007, among WestWay Enterprises, Ltd. and P.T. Niaga Merapi for the benefit of Guaranty Bank.(18)
21.1	Subsidiaries of the Registrant. †
23.1	Consent of BKD, LLP. *
23.2	Consent of Hallett & Perrin, P.C. (included in Exhibit 5.1 hereto)
23.3	Acknowledgement of Independent Registered Public Accounting Firm.*
24.1	Power of Attorney. †

(1)	Incorporated by reference to the exhibits to the Annual Report on Form 10-KSB filed by Decorize, Inc. on September 28, 2001.
(2)	Filed previously as an exhibit to the Annual Report on Form 10-KSB filed by Decorize, Inc. on September 28, 2001.
(3)	Filed previously as an exhibit to the Current Report on Form 8-K filed by Decorize, Inc. on June 21, 2005.
(4)	Incorporated by reference to the exhibits to the Current Report on Form 8-K filed by Decorize, Inc. on August 15, 2001.
(5)	Incorporated by reference to the exhibits to the Current Report on Form 8-K filed by Decorize, Inc. on March 19, 2002.
(6)	Incorporated by reference to the exhibits to the Annual Report on Form 10-K filed by Decorize, Inc. on October 2, 2002.
(7)	Incorporated by reference to the exhibits to the Current Report on Form 8-K filed by Decorize, Inc. on December 6, 2002.
(8)	Filed previously as an exhibit to the Registration Statement on Form S-3 (File No. 333-113356) field by Decorize, Inc. on March 5, 2004.

(9)	Filed previously as an exhibit to the Quarterly Report on Form 10-QSB filed by Decorize, Inc. on February 17, 2004.
(10)	Filed previously as an exhibit to the Current Report on Form 8-K filed by Decorize, Inc. on February 17, 2004.
(11)	Filed previously as an exhibit to the Quarterly Report on Form 10-QSB filed by Decorize, Inc. on May 14, 2004.
(12)	Filed previously as an exhibit to the Registration Statement on Form S-3 (File No. 333-127070) on July 29, 2005.
(13)	Filed previously as an exhibit to the Current Report on Form 8-K filed by Decorize, Inc. on June 6, 2005.
(14)	Filed previously as an exhibit to the Current Report on Form 8-K filed by Decorize, Inc. on February 8, 2007.
(15)	Incorporated by reference to the exhibits to the Registration Statement on Form SB-2 filed by Guidelocator.com on September 29, 1999 (File no. 000-88083).
(16)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Decorize, Inc. on April 6, 2006.
(17)	Incorporated by reference to the exhibits filed with the Current Report on Form 8-K filed by Decorize, Inc. on May 11, 2006.
(18)	Incorporated by reference to the exhibits filed with the Current Report on Form 8-K filed by Decorize, Inc. on October 24, 2007.
†	Filed previously.
*	Filed herewith.